UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

FIRST COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-49736	23-2321079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Main Street, Mifflintown, Pennsylvania	17059
(Address of principal executive offices)	(Zip Code)

(717) 436-2144

(Registrant’s telephone number, including area code)

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

This Amendment No. 1 to the Current Report on Form 8-K filed April 21, 2010 is being filed to amend and restate the disclosure made in “Item 4.01. Changes in Registrant’s Certifying Accountant” and to also file as an exhibit the letter from the registrant’s former independent registered public accounting firm to the Securities and Exchange Commission regarding the amended and restated disclosure made in Item 4.01 below.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 15, 2010, the Board of Directors of First Community Financial Corporation (the “Company”) determined not to renew its engagement of ParenteBeard LLC as the Company’s independent registered public accounting firm (“auditors”) for the fiscal year ending December 31, 2010 and dismissed them as the Company’s auditors. On that date, the Board of Directors of the Company approved the engagement of Smith Elliott Kearns & Company, LLC (“SEK”) as the Company’s auditors for the fiscal year ending December 31, 2010.

On October 1, 2009, Beard Miller Company LLP (“Beard”), the Company’s auditors for the fiscal year ended December 31, 2008, merged with Parente Randolph LLC, a registered independent public accounting firm, to form the registered independent public accounting firm of ParenteBeard LLC (“ParenteBeard”). ParenteBeard’s and Beard’s audit reports regarding the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008, respectively, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008, and during the interim period from the end of the most recently completed fiscal year through April 15, 2010, the date of dismissal, there were no disagreements with ParenteBeard or Beard, respectively, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard or Beard, as applicable, would have caused it to make reference to such disagreement in its reports, except as described in the following two paragraphs.

At December 31, 2009, the Company had a $2,305,000 commercial real estate loan that was modified in troubled debt restructurings. Subsequent to December 31, 2009, the Company received additional information on the financial condition of this borrower. During discussions between Company management and ParenteBeard related to the audit of the Company’s financials for the year ended December 31, 2009, ParenteBeard informed Company management that it believed that the subsequent event constituted a Type I Subsequent Event under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 855 previously known as FASB Statement No. 165 (Subsequent Events) and (referred to herein as “ASC 855”) requiring the Company to increase its provision for loan losses as of December 31, 2009. After review, management expressed its belief that the receipt of the aforementioned information constituted, at most, a Type II Subsequent Event under ASC 855, which would not require an increase in the Company’s provision for loan losses as of December 31, 2009.

On March 9, 2010, this disagreement in the proper application of ASC 855 to the subject loan was discussed in a meeting of the Board of Directors after which the accounting issue was resolved to ParenteBeard’s satisfaction through an increase in the Company’s provision for loan losses by $500,000 as of December 31, 2009, bringing the total reserve allocation for this credit to approximately $1,000,000 as of December 31, 2009. The Company has authorized ParenteBeard to respond fully to the inquiries of SEK, as successor auditor, regarding such disagreement.

The Company provided ParenteBeard with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that ParenteBeard furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter received from ParenteBeard, dated April 22, 2010, is filed as Exhibit 16.1 to this Form 8-K and is incorporated herein by reference.

Prior to engaging SEK, the Company did not consult with SEK regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by SEK on the Company’s financial statements, and SEK did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, except as described in the following paragraph.

Subsequent to its receipt of ParenteBeard’s position on the proper application of ASC 855 and prior to resolution of the disagreement, members of Company management contacted SEK regarding the above described disagreement with ParenteBeard and the proper application of ASC 855. SEK did not conduct any informal or formal review of the applicable facts, did not express any view or written or oral advice with respect to the proper application of ASC 855 to the subject loan.

The Company provided SEK with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and provided SEK the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s views, or the respects in which it does not agree with the statements made herein as they relate to SEK. SEK has informed the Company that it concurs with the disclosure herein as it relates to SEK and it does not anticipate furnishing such a letter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter of ParenteBeard LLC, dated April 22, 2010, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST COMMUNITY FINANCIAL CORPORATION
(Registrant)

Dated: April 23, 2010	/s/ Jody D. Graybill
Jody D. Graybill President